UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 22, 2013
Date of report (Date of earliest event reported)

GAIN CAPITAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35008	20-4568600
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Bedminster One 135 Route 202/206 Bedminster, New Jersey 07921
(Address of Principal Executive Offices)

(908) 731-0700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 27, 2013, GAIN Capital Holdings, Inc. (the “Company”) issued $80 million aggregate principal amount of its 4.125% Convertible Senior Notes due 2018 (the “Notes”), which amount includes the exercise in full of the over-allotment option granted to the initial purchasers of the Notes, in a private offering (the “Note Offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes bear interest at a fixed rate of 4.125% per year, payable semiannually in arrears on June 1 and December 1 of each year, beginning on June 1, 2014.  The Notes are convertible into cash, shares of the Company’s common stock, or a combination thereof, at the Company’s election, subject to certain limitations. The Notes will mature on December 1, 2018, unless earlier converted, redeemed or repurchased. The Company may not redeem the Notes prior to December 1, 2016.

The net proceeds from the Note Offering were approximately $77.2 million, after deducting discounts to the initial purchasers and estimated offering expenses payable by the Company. The Company intends to use the net proceeds of the offering to repay outstanding indebtedness, to repurchase shares of its common stock pursuant to its previously announced share repurchase program, and for general corporate purposes, which may include strategic acquisitions.

Indenture

The company issued the Notes pursuant to an indenture, dated as of November 27, 2013 (the “Indenture”), between the Company and The Bank of New York Mellon, as trustee.

Prior to the close of business on the business day immediately preceding June 1, 2018, the Notes may be converted only upon the occurrence of specified events set forth in the Indenture.  On or after June 1, 2018, until the close of business on the business day immediately preceding the maturity date, holders may convert their Notes at any time.  Subject to the foregoing, the Notes are convertible at the option of the holders and will be settled, at the Company’s election (subject to certain limitations), by the payment or delivery of cash, shares of the Company’s common stock, or a combination thereof. The conversion rate is initially 83.3333 shares of the Company’s common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $12.00 per share of common stock). The conversion rate and the corresponding conversion price will be subject to adjustment in some circumstances described in the Indenture.

If the Company undergoes a fundamental change (as defined in the Indenture), holders may require the Company to repurchase for cash all or part of their Notes at a purchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. In addition, in certain circumstances, the Company may be required to increase the conversion rate for any Notes converted in connection with a make-whole fundamental change (as defined in the Indenture).

The Company may not redeem the Notes prior to December 1, 2016. On and after December 1, 2016, and prior to the maturity date, the Company may redeem for cash all, but not less than all, of the Notes if the last reported sale price of its common stock equals or exceeds 130% of the applicable conversion price for at least 20 trading days, whether or not consecutive, during the 30 consecutive trading day period ending on the trading day immediately preceding the date the Company delivers notice of the redemption. The redemption price will equal 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. In addition, if the Company calls the Notes for redemption, a make-whole fundamental change will be deemed to occur. As a result, the Company will, in certain circumstances, increase the conversion rate for holders who convert their Notes after the Company delivers a notice of redemption and before the close of business on the business day immediately preceding the relevant redemption date.

The Notes are the senior, unsecured obligations of the Company and will rank equal in right of payment with its existing and future senior, unsecured debt, and will be senior in right of payment to any future debt that is expressly subordinated to the Notes. The Notes will be structurally subordinated to all debt and other liabilities and commitments of the Company’s subsidiaries, including trade payables and any guarantees that they may provide with respect to any of the Company’s existing or future debt, and will be effectively subordinated to any secured debt that the Company may incur to the extent of the assets securing such debt.

The Indenture provides for customary events of default, all as described in the Indenture.

The description of the Indenture and the Notes above is qualified in its entirety by reference to the text of the Indenture and form of the Notes, copies of which are included as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. As described in Item 1.01 of this Current Report on Form 8-K, the Notes were sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act.

The Notes and the underlying Company common stock issuable upon conversion of the Notes, if any, have not been and will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 8.01	Other Events.

In a press release issued November 22, 2013, the Company announced the pricing of the Notes. In a press release issued November 26, 2013, the Company announced the exercise in full of the over-allotment option granted to the initial purchasers of the Notes. Copies of the corresponding press releases are filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of November 27, 2013, between GAIN Capital Holdings, Inc. and The Bank of New York Mellon.
4.2	Form of 4.125% Convertible Senior Notes due 2018 (included in Exhibit 4.1).
99.1	Press release dated November 22, 2013.
99.2	Press release dated November 26, 2013.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements regarding the Company’s financing plans, including statements related to the Company’s intended use of net proceeds from the Note Offering. Such statements are subject to certain risks and uncertainties including, without limitation, risks related to market and other general economic conditions and the fact that the Company’s management will have broad discretion in the use of the proceeds from the sale of the Notes. The Company’s forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although the Company’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by the Company. As a result, you are cautioned not to rely on these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:  November 27, 2013

GAIN CAPITAL HOLDINGS, INC.

By:	/s/ Jason Emerson
Name:	Jason Emerson
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated as of November 27, 2013, between GAIN Capital Holdings, Inc. and The Bank of New York Mellon.
4.2	Form of 4.125% Convertible Senior Notes due 2018 (included in Exhibit 4.1).
99.1	Press release dated November 22, 2013.
99.2	Press release dated November 26, 2013.